Filed Pursuant to Rule 424(b)(3)
Registration No. 333-169533

COLE CREDIT PROPERTY TRUST IV, INC.

SUPPLEMENT NO. 4 DATED JUNE 7, 2012

TO THE PROSPECTUS DATED FEBRUARY 15, 2012

This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust IV, Inc. dated February 15, 2012, Supplement No. 1 dated March 8, 2012, Supplement No. 2 dated April 20, 2012 and Supplement No. 3 dated May 18, 2012. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Credit Property Trust IV, Inc.;

(2)	an update to our suitability standards;

(3)	the placement and repayment of debt on certain real property investments;

(4)	a potential real property investment; and

(5)	the delivery of revised forms of our Initial Subscription Agreement, Additional Subscription Agreement and alternative Subscription Agreement, as disclosed in Appendices B, C and D, respectively.

Status of Our Public Offering

The registration statement for our initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission on January 26, 2012. Of these shares, we are offering 250,000,000 shares in a primary offering and up to 50,000,000 shares pursuant to our distribution reinvestment plan. During the month of May 2012, we accepted investors’ subscriptions for, and issued, approximately 1.5 million shares of our common stock in the offering, resulting in gross proceeds to us of approximately $15.3 million. As of June 4, 2012, we had accepted investors’ subscriptions for, and issued, approximately 2.4 million shares of our common stock in the offering, resulting in gross proceeds to us of approximately $24.2 million. In addition, we have special escrow provisions for residents of Pennsylvania which have not been satisfied as of June 4, 2012 and, therefore, we have not accepted subscriptions from residents of Pennsylvania.

We will offer shares of our common stock pursuant to the offering until January 26, 2014, unless all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering in the offering have not been sold by January 26, 2014, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Suitability Standards

The following information supersedes and replaces the suitability standards for investors in Iowa and Ohio, respectively, set forth in the third paragraph of the section of our prospectus captioned “Suitability Standards” beginning on page i of the prospectus, and adds a new suitability standard to that section for investors in New Mexico:

•	Iowa and New Mexico — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

•

Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For purposes of this limitation, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Placement and Repayment of Debt on Certain Real Property Investments

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments — Placement of Debt on Certain Real Property Investments” beginning on page 104 of the prospectus, as supplemented to date.

During the period between May 15, 2012 and June 4, 2012, $1.6 million was drawn under the Credit Facility and $7.7 million was repaid under the Series C Loan. As of June 4, 2012, we had $32.8 million outstanding under the Credit Facility and no amount outstanding under the Series C Loan.

Potential Real Property Investment

Our advisor has identified a certain property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring this potential acquisition is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price. An additional condition to acquiring this property may be securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, may include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

We decide whether to acquire each property generally based upon:

•	satisfaction of the conditions to the acquisition contained in the contract;

•	no material adverse change occurring relating to the property, the tenant or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make the acquisition; and

•	our receipt of satisfactory due diligence information including the appraisal, environmental reports and tenant and lease information.

Other properties may be identified in the future that we may acquire prior to or instead of this property. Due to the considerable conditions that must be satisfied in order to acquire this property, we cannot make any assurances that the closing of this acquisition is probable. The property currently identified is listed below.

Property	Expected Acquisition Date	Approximate Purchase Price	Approximate Compensation to Sponsor (1)
Advance Auto – Starkville, MS	June 2012	$1,344,964	$26,899

(1)	Approximate fees paid to sponsor represent amounts payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition.

The potential property acquisition is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

Property	Number of Tenants	Tenant	Rentable Square Feet	Physical Occupancy
Advance Auto – Starkville, MS	1	Advance Stores Company, Inc.	6,129	100%

2

The table below provides leasing information for the major tenant at this potential property:

Property	Major Tenants (1)	Renewal Options (2)	Current Annual Base Rent	Base Rent per Square Foot	Lease Term (3)
Advance Auto – Starkville, MS	Advance Stores Company, Inc.	3/5 yr.	$102,182	$16.67	5/2/2011	5/31/2036

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the property.
(2)	Represents number of renewal options and the term of each option.
(3)	Represents lease term beginning with the current rent period through the end of the non-cancellable lease term.

We expect to purchase the property with proceeds from our ongoing offering of our common stock and available debt proceeds. We may use the property as collateral in future financings.

Revised Forms of the Initial Subscription Agreement, Additional Subscription Agreement and Alternative Subscription Agreement

The prospectus is supplemented to include revised forms of our Initial Subscription Agreement, Additional Subscription Agreement and an alternative Subscription Agreement, which are attached hereto as Appendices B, C and D, respectively.

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APPENDIX B

COLE CREDIT PROPERTY TRUST IV, INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1. This subscription is in the amount of $                  ☐ Check if amount is estimated

☐	Initial Subscription (minimum $2,500)
☐	Additional Subscription (minimum $1,000) (complete all sections except for B and D or complete the separate simplified Additional Subscription Agreement)

     Existing Cole Account Number

2. Payment will be made with:                ☐ Enclosed check                ☐ Funds wired                ☐ Funds to follow

    ☐ ACH

                                                                                                          ☐ Checking             ☐ Savings

Financial Institution

Routing/Transit No.	Account No.

3. For purchases without selling commissions, please designate below, as applicable:

     ☐ RIA Account Purchase         ☐ Registered Representative Purchase         ☐ Cole Employee or Affiliate

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration	2. Qualified Registration (make check payable to the Custodian)
☐ Individual Ownership (one signature required)	☐ Traditional IRA
☐ Joint Tenants with Right of Survivorship (all parties must sign)	☐ Roth IRA
☐ Community Property (all parties must sign)	☐ Keogh Plan
☐ Tenants-in-Common (all parties must sign)	☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Transfer on Death (fill out TOD Form to effect designation)	☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required) State of Custodian for (minor’s name)	☐Non-custodial ☐ Custodial ☐ Other (specify) 3. Custodian or Clearing Firm/Platform Information (send all paperwork directly to the Custodian or Clearing Firm/Platform) Name
☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
☐ LLC Ownership (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)	Street/PO Box
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)	City State Zip
☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)	Custodian Tax ID # (provided by Custodian)
Custodial or Clearing Firm/Platform Account #
Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)
Name of Trust
Date of Trust Tax ID # (if applicable)

☐ Other (specify)

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name	Co-Investor Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	Email Address

SSN or Tax ID Date of Birth	SSN or Tax ID Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)	☐ Cole Employee or Affiliate

City State Zip

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account Number	SSN or Tax ID
Name of Cole Program	Cole Account Number	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian or Clearing Firm/Platform if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

    ☐ Custodian or Clearing Firm/Platform of Record

    ☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

    ☐ Mail to Address of Record

    ☐ Reinvest pursuant to Distribution Reinvestment Plan

    ☐ Direct Deposit

☐ Checking ☐ Savings
Financial Institution
Routing/Transit No.	Account No.

☐ Check if banking information is same as provided in Section A-2

☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account No.	City State Zip

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATION AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THIS INITIAL SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY COLE CREDIT PROPERTY TRUST IV, INC. (CCPT IV) IN WRITING OF THAT FACT.

By signing this agreement, I authorize CCPT IV to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCPT IV to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-12 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT IV at least five business days before signing this Subscription Agreement.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in this and similar programs.

|	6. For Arkansas residents: By signing below, you are not representing that you have read or understood this agreement.

|	7. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	8. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed 10% of my (our) liquid net worth.

|	9. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

|	10. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT IV.

|	11. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	12. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed 10% of my (our) net worth.

|	13. For North Dakota residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT IV and its affiliates.

|	14. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If you are choosing to go green, please make sure you provide your email address in Section C.

If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-866-907-2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCPT IV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT IV. In deciding to invest in CCPT IV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT IV and each person selling shares of CCPT IV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT IV will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodial Signature	Date
Co-Investor’s Signature	Date

F REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.		2.
	Name of Registered Representative		Name of Broker-Dealer

	Rep ID #		Rep CRD #

	Mailing Address		Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No

City State Zip

Phone Email Address

G REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

1.		2.
	Name of RIA Representative		Name of RIA Firm

SEC Registered RIA ☐ Yes ☐ No
	Mailing Address		State Registered RIA ☐ Yes ☐ No
States Registered

City State Zip

	Phone Email Address		RIA IARD

	Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No		Name of Clearing Firm

Name of Affiliate Broker Dealer

H REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and Cole Credit Property Trust IV, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT IV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker/Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCPT IV	CCPT IV
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved	CCPT IV_AGMT_03(05-12)

APPENDIX C

COLE CREDIT PROPERTY TRUST IV, INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

This form may be used by any current investor in Cole Credit Property Trust IV, Inc. (CCPT IV), who desires to purchase additional shares of CCPT IV and who purchased their shares directly from CCPT IV. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT IV Initial Subscription Agreement.

A INVESTMENT (a completed Initial Subscription Agreement is required for each initial investment)

1. This subscription is in the amount of $             (minimum $1,000) and is an Additional Subscription

                                                               ☐ Check if amount is estimated

2. Payment will be made with:            ☐ Enclosed check                                        ☐ Funds wired                                        ☐ Funds to follow

    ☐ ACH

	☐ Checking	☐ Savings
Financial Institution

Routing/Transit No.	Account No.

B REGISTRATION INFORMATION

Existing Cole Account Registration (name of Account)	SSN or Tax ID

Existing Cole Account Number

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account Number	SSN or Tax ID

Name of Cole Program	Cole Account Number	SSN or Tax ID

C INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-12 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT IV at least five business days before signing this Subscription Agreement.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT IV and similar programs.

|	6. For Arkansas residents: By signing below, you are not representing that you have read or understood this agreement.

|	7. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	8. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed 10% of my (our) liquid net worth.

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INVESTOR | CO-INVESTOR

|	9. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

|	10. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT IV.

|	11. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	12. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed 10% of my (our) net worth.

|	13. For North Dakota residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT IV and its affiliates.

|	14. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

☐  By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-866-907-2653.

If you are choosing to Go Green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCPT IV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT IV. In deciding to invest in CCPT IV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT IV and each person selling shares of CCPT IV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT IV will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodial Signature	Date
Co-Investor’s Signature	Date

D REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Rep and Branch ID #

E REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

Name of RIA Representative	RIA IARD

F REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and CCPT IV that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT IV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker/Dealer or Clearing Firm/Platform

☐  I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCPT IV	CCPT IV
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved	CCPT IV_AI_AGMT_03(05-12)

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APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE CORPORATE INCOME TRUST, INC.
INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (an Initial Subscription Agreement is required for each initial investment)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectus for BOTH offerings.

a. $ COLE CREDIT PROPERTY TRUST IV, INC.	☐ Initial Subscription (Minimum is $2,500)
☐ Additional Subscription (Minimum is $1,000)
Existing Cole Account Number
☐ Check if amount is estimated

b. $ COLE CORPORATE INCOME TRUST, INC.	☐ Initial Subscription (Minimum is $2,500)
☐ Additional Subscription (Minimum is $1,000)
Existing Cole Account Number
☐ Check if amount is estimated

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow ☐ ACH

☐ Checking ☐ Savings
Financial Institution

Routing/Transit No.	Account No.

3.	For purchases without selling commissions, please designate below, as applicable:
☐ RIA Account Purchase ☐ Registered Representative Purchase ☐ Cole Employee or Affiliate

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration	2. Qualified Registration (make check payable to the Custodian)
☐ Individual Ownership (one signature required)	☐ Traditional IRA
☐ Joint Tenants with Right of Survivorship (all parties must sign)	☐ Roth IRA
☐ Community Property (all parties must sign)	☐ Keogh Plan
☐ Tenants-in-Common (all parties must sign)	☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Transfer on Death (fill out TOD Form to effect designation)	☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act	☐ Non-custodial ☐ Custodial
(UGMA/UTMA adult custodian signature required)	☐ Other (specify)
State of
Custodian for (minor’s name)
☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required) ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)	3. Custodian or Clearing Firm/Platform Information (send all paperwork directly to the Custodian or Clearing Firm/Platform)
☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)	Name
☐ LLC Ownership (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)	Street/PO Box
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)	City State Zip
☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)	Custodian Tax ID # (provided by Custodian)
Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)	Custodial or Clearing Firm/Platform Account #

Name of Trust
Date of Trust Tax ID # (if applicable)
☐ Other (specify)

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name			Co-Investor Name (if applicable)

Mailing Address			Mailing Address

City	State	Zip	City	State	Zip

Phone	Business Phone		Phone	Business Phone

Email Address			SSN or Tax ID	Date of Birth

☐ Cole Employee or Affiliate
SSN or Tax ID	Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City	State	Zip

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If you are choosing to go green, please make sure you provide your email address in this section.

If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-866-907-2653.

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account Number	SSN or Tax ID

Name of Cole Program	Cole Account Number	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian or Clearing Firm/Platform if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

☐	Custodian or Clearing Firm/Platform of Record
☐	Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

☐	Mail to Address of Record
☐	Reinvest pursuant to Distribution Reinvestment Plan
☐	Direct Deposit

	☐ Checking	☐ Savings
Financial Institution

Routing/Transit No.	Account No.
☐ Check if banking information is same as provided in Section A-2
☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account No.	City		State	Zip

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATION AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THIS INITIAL SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY THE APPLICABLE COLE REIT IN WRITING OF THAT FACT.

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following: For Investors in Either or Both Offerings:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Corporate Income Trust, Inc. (CCIT) at least five business days before signing this Subscription Agreement.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust IV, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.

|	9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed 10% of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.

|	12. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

For Investors in Cole Corporate Income Trust, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and Ohio residents: My (our) investment in CCIT and its affiliates does not exceed 10% of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCIT and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCIT.

|	9. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT does not exceed 10% of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT and its affiliates.

E INVESTOR(S) SIGNATURES (continued)

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in a Cole REIT unless you have read and understood this agreement and the applicable Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole REIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodial Signature Date

Co-Investor’s Signature Date

F REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.				2.
	Name of Registered Representative				Name of Broker-Dealer

	Rep ID #				Rep CRD #
Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No
Mailing Address
	City	State	Zip

	Phone	Email Address

G REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

1.				2.
	Name of Registered Representative				Name of Broker-Dealer
SEC Registered RIA ☐ Yes ☐ No
	Mailing Address				State Registered RIA ☐ Yes ☐ No
States Registered
	City	State	Zip

	Phone	Email Address			RIA IARD
Have you changed firm affiliation (since last purchase)?
	☐ Yes ☐ No				Name of Clearing Firm

Name of Affiliate Broker Dealer

H REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation, Cole Credit Property Trust IV, Inc. and Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker/Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved		JOINT-AGMT-03 (05-12)

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